Exhibit 16.1

March 31, 2026

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, DC 20549

Re: Envoy Medical, Inc.
File No. 001-40133

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Envoy Medical, Inc., dated March 31, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP
GRANT THORNTON LLP